Exhibit 10.17

MODINE MANUFACTURING COMPANY
AMENDMENT NO. 1 TO CHANGE IN CONTROL AND TERMINATION AGREEMENT

THIS AMENDMENT is made and entered into as of the __ day of June, 2011, to amend that certain Change in Control and Termination Agreement made and entered into as of the ___ day of _____, ____ (the “Change in Control Agreement”) by and between Modine Manufacturing Company, a Wisconsin corporation (the “Company”) and ______________ (“Executive”).

WHEREAS, the Company has previously entered into the Change in Control Agreement with Executive; and

WHEREAS, the Company and Executive wish to amend the Change in Control Agreement to revise the definition of “Change in Control” to reflect the intent of the parties;

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and Executive agree as follows:

1.           Section 2(e) of the Change in Control Agreement is hereby amended to read as follows:

(e)           A Change in Control shall be deemed to take place on the occurrence of either of the following events:

(i)           The effective time of (A) a merger or consolidation of Employer with one or more other corporations as a result of which the holders of the outstanding capital stock of Employer entitled to vote in elections of directors (“Voting Power”) immediately prior to such merger or consolidation (other than the surviving or resulting corporation of any Affiliate or Associate thereof) hold less than 50% of the Voting Power of the surviving or resulting corporation, or (B) a transfer of 30% of the Voting Power, or a Substantial Portion of the Property, of Employer other than to an entity of which Employer owns at least 50% of the Voting Power; or

(ii)           During any period of 24 months that ends during the Term, regardless of whether such period commences before or after the effective date of this Agreement, the persons who at the beginning of such 24-month period were directors of Employer cease for any reason to constitute at least a majority of the Board of Directors of Employer.

2.           Except as expressly amended herein, the Change in Control Agreement remains unchanged and continues in full force and effect.

IN WITNESS WHEREOF, the parties hereto set their hand as of the date first above written.

MODINE MANUFACTURING COMPANY

By: Thomas A. Burke, President and CEO